Exhibit 10.4

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of December 31, 2006, among  (i) Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), and B & B B, Inc., a Nevada corporation (“B&BB” and, collectively with Virgin River and RBG, the “Issuers,” which term includes any successors to any of such persons under the Indenture), (ii) Black Gaming, LLC, a Nevada limited-liability company, the parent holding company of the Issuers (the “Guaranteeing Parent”), (iii) R. Black, Inc., a Nevada corporation, a subsidiary of the Issuers (the “Guaranteeing Subsidiary”) and (iv) The Bank of New York Trust Company, N.A., as trustee under the Indenture (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (as it may be amended or supplemented from time to time, the “Indenture”), dated as of December 20, 2004, providing for the issuance of 9.000% Senior Secured Notes due 2012 (the “Notes”);

WHEREAS, the Issuers and the Guaranteeing Parent desire to effectuate a reorganization of the Issuers, as contemplated in the offering materials pursuant to which the Notes were initially offered and sold;

WHEREAS, the Issuers and the Guaranteeing Parent desire by this First Supplemental Indenture to provide for the guarantee by the Guaranteeing Parent and the Guaranteeing Subsidiary of the due and punctual payment of the Notes in accordance with the terms thereof and the terms of the Indenture;

WHERAS, Section 11.4 of the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and a Guarantee pursuant to which any newly-acquired or created subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein and in such Guarantee;

WHERAS, the Issuers desire to consolidate their financial information pursuant to Rule 3-10(c) of Regulation S-X, promulgated by the United States Securities and Exchange Commission, which requires that the Guaranteeing Parent guarantee the Issuers’ securities;

WHEREAS, Section 9.3(1) of the Indenture provides that without the consent of the Holders the Issuers, the Guarantors and the Trustee may amend, modify or supplement the Indenture to cure any ambiguity, defect or inconsistency;

WHEREAS, Section 9.3(4) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend, modify or supplement the Indenture to evidence the addition of any new Guarantor;

WHEREAS, Section 9.3(8) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend, modify or supplement the Indenture without the consent of the Holders, to make any change that does not adversely affect the right of any Holder of Notes under the Indenture, the Notes, the Guarantees, the Intercreditor Agreement, the Collateral Agreements or the Registration Rights Agreement;

WHEREAS, the Issuers, the Guarantors and the Trustee desire to supplement the indenture to (i) evidence the additions of the Guaranteeing Parent and Guaranteeing Subsidiary as additional Guarantors and to (ii) allow the Issuers to consolidate their financial information.

WHEREAS, all other conditions and requirements necessary to make this First Supplemental Indenture a valid and binding instrument in accordance with its terms and the terms of the Indenture have been satisfied;

WHEREAS, pursuant to Section 9.3 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Parent, Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the respective meanings set forth in the Indenture.

2.             Joinder to Indenture.  Each of the parties hereto hereby agrees to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Indenture on the date thereof.

3.             Agreement to Guarantee.  The Guaranteeing Parent and Guaranteeing Subsidiary jointly and severally, irrevocably and unconditionally guarantee on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assign that:  (i) (A) the principal of and premium, if any, and Interest (and Liquidated Damages, if any) on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise, (B) Interest on overdue principal of and premium, if any, and (to the extent permitted by law) Interest on any Interest, if any (and Liquidated Damages, if any), on the Notes shall be promptly paid in full, and (C) all other Obligations of the Issuers to the Holders or the Trustee under the Notes, the Indenture, the Collateral Agreements and the Registration Rights Agreement (including fees, expenses or otherwise) shall be duly and punctually paid in full when due and performed, all in accordance with the terms thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be duly and punctually paid in full when due and performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise.

This Guarantee is secured by substantially all of the assets of the Guaranteeing Parent and Guaranteeing Subsidiary, subject to certain exceptions and limitations more fully set forth in the Indenture and Collateral Agreements.

The obligations of the Guaranteeing Parent and Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Amendment and Supplemental Indenture and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

No direct or indirect stockholder, member, manager, employee, officer or director, as such, past, present or future of the Issuers, the Guarantors or any successor entity shall have any personal liability in respect of the Issuers’ obligations or the obligations of the Guarantors under the Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Intercreditor Agreement or the Collateral Agreements solely by reason of his, her or its status as such stockholder, member, manager, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any Guarantee.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuers’ obligations under the Notes and Indenture or until released or defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and performance and not of collectibility.

The obligations of the Guaranteeing Parent and Guaranteeing Subsidiary under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

4.             The definition of “consolidated” in Section 1.1 of the Indenture is hereby amended and restated in its entirety to provide as follows:

“consolidated” means, with respect to the Issuers, the consolidation of the Issuers’ accounts and the consolidation of the accounts of the Subsidiaries with the Issuers’ accounts, all in accordance with GAAP; provided, that “consolidated” will not include consolidation of the accounts of any Unrestricted Subsidiary with the Issuers’ accounts.

5.             NEW YORK LAW TO GOVERN.  THIS AMENDMENT AND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B); PROVIDED, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION, PRIORITY, ENFORCEMENT OF AND REMEDIES RELATING TO THE SECURITY INTEREST IN ANY REAL PROPERTY COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

6.             Counterparts.  The parties may sign any number of copies of this Amendment and Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.             Indenture Remains in Full Force and Effect.  Except as amended and supplemented hereby, all provisions in the Indenture (including, without limitation, the provisions of Article 7 thereof) shall remain in full force and effect and are in all respects ratified and confirmed.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ISSUERS		TRUSTEE

Virgin River Casino Corporation		The Bank of New York Trust Company, N.A.

By:	/s/ Robert R. Black, Sr.	By:	/s/ Sandee Parks
Name:	Robert R. Black, Sr.	Name:	Sandee Parks
Title: President		Title: Vice President

RBG, LLC

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager

B & B B, Inc.

By:	/s/ Robert R. Black, Sr.
Name:	Robert R. Black, Sr.
Title: President

GUARANTEEING PARENT

Black Gaming, LLC

By:	/s/ Robert R. Black, Sr.
Name:	Robert R. Black, Sr.
Title: Manager

GUARANTEEING SUBSIDIARY

R. Black, Inc.

By:	/s/ Robert R. Black, Sr.
Name:	Robert R. Black, Sr.
Title: President